Exhibit 16.1

July 31, 2015

US Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Ladies and Gentlemen:

Re:          HuntMiningCorp.

We have read Item 16F of Hunt Mining Corp.’s Current Report on Form 20-F dated April 30, 2015 captioned “Changes in Registrant’s Certifying Accountant,” and are in agreement with the statements contained therein, as they relate to our firm.

We have no basis to agree or disagree with the other statements contained therein.

Respectfully submitted,

MNP LLP

Chartered Accountants
Calgary, Alberta